                                    Exhibit 99.1

Contact
Black Box Corporation
Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FOURTH QUARTER OF FISCAL 2015 RESULTS
- Generates cash flow from operations of $37 million and reduces debt by $39 million -
PITTSBURGH, PENNSYLVANIA, May 7, 2015 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure, today reported results for the fourth quarter of Fiscal 2015 and twelve-month period ended March 31, 2015.
4Q15 Results

•	Revenues were $245.1 million, up 3% from $238.3 million for the same period last year and down 3% from $253.3 million in the sequential period.

•
Benefit for income taxes was $0.4 million ((14.6)% effective rate) which included a tax benefit from an international legal entity restructuring, compared to benefit for income taxes of $11.1 million (7.6% effective rate) which included $114.9 million of non-deductible goodwill impairment loss for the same period last year and compared to provision for income taxes of $2.4 million (31.7% effective rate) in the sequential period.

•	Net income was $2.9 million, compared to net loss of $135.0 million for the same period last year and down 45% from $5.3 million in the sequential period.

•	Diluted earnings per share was $0.19, compared to diluted loss per share of $8.65 for the same period last year and down 45% from $0.34 in the sequential period.

•	Operating net income* was $7.1 million, down 7% from $7.6 million for the same period last year and up 5% from $6.7 million in the sequential period.

•
Operating EPS* was $0.46, which included the income tax benefit noted above and approximately $0.8 million of costs associated with the restructuring that increased fourth quarter operating EPS by $0.05 per share, down 6% from $0.48 for the same period last year and up 5% from $0.44 in the sequential period.

•	Cash flow provided by operations was $37.0 million, up 30% from $28.4 million for the same period last year and compared to $0.4 million in the sequential period.

•	We provided $1.5 million to our shareholders by paying dividends.

                                    Exhibit 99.1

FY15 Results

•	Revenues were $992.4 million, up 2% from $971.7 million for the same period last year.

•
Provision for income taxes was $8.2 million (35.0% effective rate) which included a tax benefit from an international legal entity restructuring, up 404% from $1.6 million ((1.4)% effective rate) which included $114.9 million of non-deductible goodwill impairment loss for the same period last year.

•	Net income was $15.3 million, compared to net loss of $115.9 million for the same period last year.

•	Diluted earnings per share was $0.99, compared to diluted loss per share of $7.33 for the same period last year.

•	Operating net income* was $25.9 million, down 23% from $33.7 million for the same period last year.

•
Operating EPS* was $1.67, which included the income tax benefit noted above and approximately $0.8 million of costs associated with the restructuring that increased fiscal year operating EPS by $0.05 per share, down 21% from $2.12 for the same period last year.

•	Cash flow provided by operations was $46.5 million, down 18% from $56.3 million for the same period last year.

•	We provided $13.0 million to our shareholders by repurchasing $7.0 million of common stock and paying $6.0 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Commenting on the fourth quarter of Fiscal 2015 results, Michael McAndrew, President and Chief Executive Officer, said, "The Black Box team delivered a third consecutive quarter of year-over-year revenue growth. We have made significant investments in targeted programs essential to efficiently providing innovative solutions to our customers and driving sustainable top line growth. We continue to focus on balancing cost investments with profitability recognizing that gross profit and operating margin expansion must be a part of our growth.
“Fiscal 2015 was a year of significant change as we reorganized functionally across all of our segments. These actions will enable Black Box to operate as a true enterprise - fully delivering our robust portfolio of products and services to current and prospective clients around the world. I am confident that our new fiscal year will show continued progress on our journey not only through revenue growth but with increasing profitability as we realize the benefits of our investments in the business.”
Guidance
For the first quarter of Fiscal 2016, the Company is targeting:

•	Revenues in the range of $235 million to $240 million.

•	Operating earnings per share in the range of $0.24 to $0.29.
Included at the mid-point of the first quarter of Fiscal 2016 target is a negative impact to Revenues of $5 million and Operating earnings per share of $0.01, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.
For Fiscal 2016, the Company is targeting:

•	Revenues in the range of $995 million to $1.015 billion.

•	Operating earnings per share in the range of $1.80 to $2.00.
Included at the mid-point of the Fiscal 2016 target is a negative impact to Revenues of $11 million and Operating earnings per share of $0.02, related to the projected impact of foreign currencies relative to the US dollar compared to the prior year period.

                                    Exhibit 99.1

Included in these targets is an effective tax rate of 38.5%.These targets exclude intangible amortization, restructuring expenses and the impact of changes in the fair market value of the Company’s interest-rate swap.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, May 7, 2015. Michael McAndrew, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 358491. A live, listen-only audio webcast of the call will be available through a link on the Investor Relations page of the Company's Web site at http://www.blackbox.com. A webcast replay of the call will also be archived on Black Box's Web site for a limited period of time following the conference call.
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 4,000 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	March 31, 2015	March 31, 2014
Assets
Cash and cash equivalents	$23.5	$30.8
Accounts receivable, net	150.6	156.5
Inventories, net	54.4	52.2
Costs/estimated earnings in excess of billings on uncompleted contracts	79.3	89.8
Other assets	35.5	27.0
Total current assets	343.3	356.3
Property, plant and equipment, net	32.2	29.1
Goodwill, net	191.2	193.0
Intangibles, net	88.1	98.6
Other assets	31.4	35.0
Total assets	$686.3	$712.0
Liabilities
Accounts payable	$64.5	$64.6
Accrued compensation and benefits	24.8	26.1
Deferred revenue	34.9	33.8
Billings in excess of costs/estimated earnings on uncompleted contracts	16.4	15.9
Other liabilities	47.1	40.2
Total current liabilities	187.7	180.6
Long-term debt	137.3	160.4
Other liabilities	24.2	19.8
Total liabilities	$349.1	$360.9
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	498.1	492.4
Retained earnings	258.4	249.2
Accumulated other comprehensive income	(13.4)	7.3
Treasury stock, at cost	(406.0)	(397.9)
Total stockholders’ equity	$337.1	$351.1
Total liabilities and stockholders’ equity	$686.3	$712.0

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	4Q15	3Q15	4Q14	FY15	FY14
Revenues
Total Products	$42.4	$46.6	$46.2	$176.8	$182.2
Total Services	202.6	206.7	192.1	815.6	789.5
Total	245.1	253.3	238.3	992.4	971.7
Cost of sales
Total Products	23.9	27.9	27.0	103.1	105.5
Total Services	144.6	148.6	135.7	587.1	562.6
Total	168.5	176.5	162.6	690.2	668.1
Gross profit	76.5	76.8	75.6	302.3	303.6
Selling, general & administrative expenses	70.0	65.1	63.4	263.1	245.5
Goodwill impairment loss	—	—	154.4	—	154.4
Intangibles amortization	2.6	2.6	2.7	10.5	12.0
Operating income (loss)	4.0	9.0	(144.9)	28.6	(108.4)
Interest expense, net	1.1	1.2	1.1	4.4	4.6
Other expenses (income), net	0.3	0.1	0.1	0.6	1.2
Income (loss) before provision for income taxes	2.6	7.7	(146.1)	23.6	(114.2)
Provision (benefit) for income taxes	(0.4)	2.4	(11.1)	8.2	1.6
Net income (loss)	$2.9	$5.3	$(135.0)	$15.3	$(115.9)
Earnings (loss) per common share
Basic	$0.19	$0.34	$(8.65)	$1.00	$(7.33)
Diluted	$0.19	$0.34	$(8.65)	$0.99	$(7.33)
Weighted-average common shares outstanding
Basic	15.4	15.4	15.6	15.4	15.8
Diluted	15.5	15.5	15.6	15.5	15.8
Dividends per share	$0.10	$0.10	$0.09	$0.40	$0.36

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	4Q15	3Q15	4Q14	FY15	FY14
Operating Activities
Net income (loss)	$2.9	$5.3	$(135.0)	$15.3	$(115.9)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.6	2.6	2.7	10.5	12.0
Depreciation	1.8	1.7	1.6	7.0	6.2
Loss (gain) on sale of property	(0.1)	—	—	(0.1)	0.1
Deferred taxes	5.3	—	(13.7)	5.1	(8.7)
Stock compensation expense	1.1	1.3	1.1	6.0	6.6
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)	(1.1)	(0.8)
Goodwill impairment loss	—	—	154.4	—	154.4
Joint venture investment loss	—	—	—	—	0.8
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	25.6	(14.2)	11.4	1.5	(2.9)
Inventories, net	(0.1)	(4.0)	0.5	(3.5)	3.3
Costs/estimated earnings in excess of billings on uncompleted contracts	4.1	5.1	2.1	9.9	11.8
All other assets	(16.7)	(0.6)	(2.0)	(14.6)	(0.8)
Billings in excess of costs/estimated earnings on uncompleted contracts	(5.2)	1.1	0.3	0.6	2.5
Accounts payable	0.6	3.2	4.4	1.8	(1.4)
All other liabilities	15.2	(0.9)	0.9	8.1	(11.0)
Net cash provided by (used for) operating activities	$37.0	$0.4	$28.4	$46.5	$56.3
Investing Activities
Capital expenditures	$(2.1)	$(2.8)	$(1.8)	$(8.5)	$(7.3)
Capital disposals	—	0.1	—	0.2	—
Prior merger-related (payments)/recoveries	—	—	—	(0.8)	(0.8)
Net cash provided by (used for) investing activities	$(2.1)	$(2.7)	$(1.8)	$(9.1)	$(8.1)
Financing Activities
Proceeds (repayments) from long-term debt	$(40.0)	$14.6	$(18.9)	$(24.5)	$(27.4)
Proceeds (repayments) from short-term debt	(0.6)	(3.9)	(1.7)	(2.3)	2.3
Purchase of treasury stock	—	(2.1)	(3.0)	(8.1)	(21.8)
Proceeds from the exercise of stock options	—	—	—	—	1.0
Payment of dividends	(1.5)	(1.5)	(1.4)	(6.0)	(5.6)
Increase (decrease) in cash overdrafts	(0.4)	0.5	0.2	(0.3)	(0.5)
Net cash provided by (used for) financing activities	$(42.7)	$7.6	$(24.9)	$(41.2)	$(52.0)
Foreign currency exchange impact on cash	$(1.9)	$(0.3)	$3.4	$(3.5)	$3.9
Increase/(decrease) in cash and cash equivalents	$(9.8)	$4.9	$5.2	$(7.3)	$0.1
Cash and cash equivalents at beginning of period	33.3	28.4	25.6	30.8	30.7
Cash and cash equivalents at end of period	$23.5	$33.3	$30.8	$23.5	$30.8

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, goodwill impairment loss and the joint venture investment loss, each of which are non-cash charges, and restructuring, which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	4Q15	3Q15	4Q14	FY15	FY14
Net income (loss)	$2.9	$5.3	$(135.0)	$15.3	$(115.9)
Provision (benefit) for income taxes	(0.4)	2.4	(11.1)	8.2	1.6
Effective tax rate	(14.6)%	31.7%	7.6%	35.0%	(1.4)%
Income (loss) before provision for income taxes	$2.6	$7.7	$(146.1)	$23.6	$(114.2)

Adjustments
Intangible amortization	$2.6	$2.6	$2.7	$10.5	$12.0
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)	(1.1)	(0.8)
Restructuring expense	4.1	1.0	1.7	6.9	3.4
Goodwill impairment loss	—	—	154.4	—	154.4
Joint venture investment loss	—	—	—	—	0.8
Total pre-tax adjustments	$6.4	$3.3	$158.7	$16.3	$169.9

Operating EBIT	$9.0	$11.0	$12.6	$39.8	$55.6
Operational effective tax rate	21.4%	39.0%	39.5%	35.0%	39.5%
Operational income taxes (1)	1.9	4.3	5.0	14.0	22.0
Operating net income	$7.1	$6.7	$7.6	$25.9	$33.7
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	4Q15	3Q15	4Q14	FY15	FY14
Diluted EPS	$0.19	$0.34	$(8.65)	$0.99	$(7.33)
EPS impact *	0.27	0.10	9.13	0.68	9.45
Operating EPS	$0.46	$0.44	$0.48	$1.67	$2.12
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	4Q15	4Q14	% Change
Revenues	$245.1	$238.3	3%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.3	—
Foreign currency impact - International Products	3.7	—
Foreign currency impact - International Services	1.1	—
Revenues (excluding foreign currency)	$250.2	$238.3	5%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	4Q15	3Q15	% Change
Revenues	$245.1	$253.3	(3)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.2	—
Foreign currency impact - International Products	1.7	—
Foreign currency impact - International Services	0.5	—
Revenues (excluding foreign currency)	$247.5	$253.3	(2)%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	FY15	FY14	% Change
Revenues	$992.4	$971.7	2%
Foreign currency impact - North America Products	0.3	—
Foreign currency impact - North America Services	1.0	—
Foreign currency impact - International Products	5.2	—
Foreign currency impact - International Services	1.0	—
Revenues (excluding foreign currency)	$999.9	$971.7	3%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, goodwill impairment loss and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	4Q15		3Q15		4Q14		FY15		FY14
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$20.5		$21.8		$20.7		$85.2		$82.8
International Products	22.0		24.8		25.6		91.6		99.3
Total Products	$42.4		$46.6		$46.2		$176.8		$182.2
North America Services	$195.5		$198.4		$183.5		$785.7		$753.5
International Services	7.1		8.3		8.5		29.9		36.0
Total Services	$202.6		$206.7		$192.1		$815.6		$789.5
Total	$245.1		$253.3		$238.3		$992.4		$971.7
Gross profit
North America Products	$9.7	47.6%	$8.7	39.8%	$8.4	40.5%	$36.1	42.3%	$34.6	41.8%
International Products	8.8	39.9%	10.0	40.3%	10.9	42.6%	37.7	41.1%	42.1	42.3%
Total Products	$18.5	43.6%	$18.7	40.1%	$19.2	41.6%	$73.7	41.7%	$76.7	42.1%
North America Services	$56.0	28.6%	$55.8	28.1%	$54.8	29.9%	$220.5	28.1%	$219.3	29.1%
International Services	2.1	29.0%	2.3	27.6%	1.6	18.8%	8.1	26.9%	7.6	21.0%
Total Services	$58.0	28.6%	$58.1	28.1%	$56.4	29.4%	$228.5	28.0%	$226.9	28.7%
Total	$76.5	31.2%	$76.8	30.3%	$75.6	31.7%	$302.3	30.5%	$303.6	31.2%
Operating income (loss)(1)
North America Products	$1.8	8.7%	$0.7	3.2%	$(42.0)	(203.3)%	$4.6	5.4%	$(37.8)	(45.6)%
International Products	(0.9)	(4.1)%	0.6	2.4%	(18.8)	(73.7)%	(0.3)	(0.3)%	(14.8)	(14.9)%
Total Products	$0.9	2.0%	$1.3	2.8%	$(60.8)	(131.6)%	$4.3	2.4%	$(52.6)	(28.9)%
North America Services	$2.4	1.2%	$6.9	3.5%	$(79.0)	(43.0)%	$22.2	2.8%	$(50.7)	(6.7)%
International Services	0.7	9.5%	0.8	9.7%	(5.1)	(59.2)%	2.1	7.0%	(5.0)	(13.9)%
Total Services	$3.1	1.5%	$7.7	3.7%	$(84.0)	(43.8)%	$24.3	3.0%	$(55.8)	(7.1)%
Total	$4.0	1.6%	$9.0	3.6%	$(144.9)	(60.8)%	$28.6	2.9%	$(108.4)	(11.2)%
Adjustments
North America Products	$0.2		$—		$42.7		$0.2		$42.9
International Products	1.3		0.6		20.4		2.3		20.8
Total Products	$1.4		$0.6		$63.2		$2.5		$63.7
North America Services	$5.0		$3.0		$90.5		$14.4		$100.9
International Services	0.3		—		5.2		0.5		5.4
Total Services	$5.3		$3.0		$95.7		$14.9		$106.2
Total	$6.7		$3.6		$158.8		$17.4		$169.9
Adjusted operating income(1)
North America Products	$1.9	9.4%	$0.7	3.2%	$0.7	3.5%	$4.8	5.6%	$5.1	6.2%
International Products	0.3	1.6%	1.2	4.8%	1.6	6.3%	2.0	2.2%	5.9	5.9%
Total Products	$2.3	5.4%	$1.9	4.0%	$2.3	5.1%	$6.8	3.8%	$11.0	6.1%
North America Services	$7.5	3.8%	$9.9	5.0%	$11.5	6.3%	$36.6	4.7%	$50.1	6.7%
International Services	1.0	13.6%	0.8	9.7%	0.1	1.3%	2.6	8.6%	0.3	0.9%
Total Services	$8.4	4.2%	$10.7	5.2%	$11.6	6.1%	$39.2	4.8%	$50.5	6.4%
Total	$10.7	4.4%	$12.6	5.0%	$14.0	5.9%	$46.0	4.6%	$61.5	6.3%
(1) These results reflect a reclassification of expense that reduced Operating income (loss) and Adjusted operating income in North America Products by $804, $1,218 and $1,686 in 4Q14, FY15 and FY14, respectively, with a corresponding increase of the same amounts for Operating income (loss) and Adjusted operating income in North America Services. This reclassification had no effect on our consolidated financial results.

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, the goodwill impairment loss and the joint venture investment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	4Q15	3Q15	4Q14	FY15	FY14
Net income (loss)	$2.9	$5.3	$(135.0)	$15.3	$(115.9)
Provision (benefit) for income taxes	(0.4)	2.4	(11.1)	8.2	1.6
Interest expense, net	1.1	1.2	1.1	4.4	4.6
Intangibles amortization	2.6	2.6	2.7	10.5	12.0
Depreciation	1.8	1.7	1.6	7.0	6.2
EBITDA	$8.1	$13.3	$(140.7)	$45.5	$(91.4)
Stock compensation expense	1.1	1.3	1.1	6.0	6.6
Goodwill impairment loss	—	—	154.4	—	154.4
Joint venture investment loss	—	—	—	—	0.8
Operating EBITDA	$9.2	$14.6	$14.9	$51.5	$70.5
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus Proceeds from stock option exercises, plus or minus Foreign currency exchange impact on cash, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	4Q15	3Q15	4Q14	FY15	FY14
Net cash provided by (used for) operating activities	$37.0	$0.4	$28.4	$46.5	$56.3
Net capital expenditures	(2.1)	(2.7)	(1.8)	(8.3)	(7.3)
Foreign currency exchange impact on cash	(1.9)	(0.3)	3.4	(3.5)	3.9
Free cash flow before stock option exercises	$32.9	$(2.6)	$30.1	$34.7	$52.9
Proceeds from the exercise of stock options	—	—	—	—	1.0
Free cash flow	$32.9	$(2.6)	$30.1	$34.7	$53.9
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	4Q15	3Q15	4Q14
Days sales outstanding	52 days	62 days	54 days
Aggregate days sales outstanding	77 days	84 days	86 days
Net inventory turns	11.9x	10.6x	9.3x
Six-month order backlog	$168.7	$169.2	$183.4
Team members	3,803	3,913	3,959
Net Debt	$113.7	$142.8	$129.6
Leverage ratio	2.7	3.1	2.3